Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACTS:

Hometown Financial Group, Inc.

Dena M. Hall, EVP, Chief Retail Banking & Marketing Officer

413.779.2215 | dhall@bankESB.com

CFSB Bancorp, Inc.

Michael E. McFarland, President & CEO

617.471.0750 | mcfarland@ColonialFed.com

Hometown Financial Group, Inc. to Acquire CFSB Bancorp, Inc.

PEABODY AND QUINCY, MASSACHUSETTS — MAY 20, 2025 — Hometown Financial Group, Inc. (“Hometown”), the holding company for bankESB, bankHometown, and North Shore Bank (including its Abington Bank division), and CFSB Bancorp, Inc. (NASDAQ Capital Market: CFSB), the holding company for Colonial Federal Savings Bank, jointly announced today that they have entered into a definitive merger agreement in which Hometown will acquire CFSB and its subsidiary Colonial Federal Savings Bank.

Under the terms of the merger agreement, which has been unanimously approved by the companies’ boards of directors, CFSB shareholders will receive $14.25 in cash for each share of CFSB common stock. The total transaction value is approximately $44 million. The merger is anticipated to close in the fourth quarter of 2025, subject to certain conditions, including the receipt of required regulatory approvals, CFSB shareholder approval, and other standard conditions.

As a result of the transaction, Colonial Federal Savings Bank will merge into North Shore Bank to create a $3.3 billion bank with 29 retail locations across the North Shore and South Shore regions of Massachusetts and southern New Hampshire. At closing, the Colonial Federal branches located in Quincy, Holbrook, and Weymouth will become part of North Shore Bank, led by CEO Kevin M. Tierney, Sr. and President Michael R. Wheeler.

The transaction will expand Hometown’s market presence in eastern Massachusetts. Following completion of the transaction, Hometown will have consolidated assets of nearly $6.9 billion and a branch network of 56 offices across Massachusetts, southern New Hampshire, and northeastern Connecticut.

“We’re thrilled to welcome Colonial Federal’s customers, employees, and communities to the Hometown Financial Group family of banks,” said Matthew S. Sosik, chairman and CEO of Hometown Financial Group. “This merger will increase our presence in eastern Massachusetts, and we’re eager to share the power and resources of Hometown Financial Group and North Shore Bank with the employees and customers of Colonial Federal.”

“Growing our local markets and providing top-notch customer service are key priorities for us, and this merger of Colonial Federal into North Shore Bank allows us to continue doing just that,” said Tierney. “It also allows us to partner with a premier bank on the South Shore and to unlock potential for more customers in the region.”

Customers of Colonial Federal also will benefit from the residential mortgage products and services offered through Hometown Mortgage, an affiliate of Hometown Financial Group.

“As Colonial Federal joins our growing family of banks, it continues its mission of prioritizing customer needs through providing individualized financial solutions and personalized customer support,” Sosik added. “Our holding company structure offers the best of both worlds to our customers, employees, and communities. Each bank is deeply rooted in the neighborhoods they call home, so each can harness their own local branding power while leveraging an expansive, best-in-class array of shared operational resources and technology, which allow us to take advantage of size, scale, and efficiency,” he said.

“We’re pleased to be joining Hometown Financial Group and North Shore Bank and excited about what’s in store for our employees, customers, and communities on the South Shore,” said CFSB and Colonial Federal Savings Bank President and CEO Michael E. McFarland. “This transaction partners two outstanding banking organizations and represents another step for us in ensuring our long-term success. Colonial Federal customers will enjoy enhanced products and services, innovative digital banking tools, and an expanded branch network to help meet their evolving needs.”

This transaction is the eighth strategic merger for Hometown Financial Group in the last 10 years.

Kilpatrick Townsend & Stockton LLP served as legal counsel to Hometown Financial Group, Inc. and Luse Gorman, PC served as legal counsel for CFSB Bancorp, Inc. while Piper Sandler provided strategic consulting.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the proposed merger, its timing and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks, and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Certain factors that could cause actual results to differ materially from expected results include: failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company); failure to obtain shareholder approvals or to satisfy any of the other conditions of the transaction on a timely basis or at all or other delays in completing the merger; the reputational risks and the reaction of Hometown’s and CFSB’s customers to the transaction; the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame; difficulties in integrating CFSB; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions, including potential recessionary conditions; legislative and regulatory changes that adversely affect the business in which CFSB is engaged; and changes in the securities markets and other risks and uncertainties. Additional factors that could cause results to differ materially from those described above can be found in CFSB’s Annual Report on Form 10-K for the year ended June 30, 2024, and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent filings with the Securities and Exchange Commission, each of which is on file with the Commission and available in the “Investors Relations” section of CFSB’s website, www.colonialfed.com, under the heading “Recent SEC Filings.”

Additional Information and Where to Find It

This press release is not a solicitation of any vote or approval of CFSB’s shareholders and is not a substitute for the proxy statement or any other documents which CFSB may send to its shareholders in connection with the proposed merger. In connection with the proposed merger, CFSB will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. SHAREHOLDERS OF CFSB BANCORP, INC. ARE URGED TO CAREFULLY READ THE ENTIRE PROXY STATEMENT REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE CONSIDERED BEFORE MAKING ANY DECISION REGARDING THE TRANSACTION. CFSB’s shareholders will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (www.sec.gov), on CFSB’s website (www.colonialfed.com) under the tab “Investor Relations” or by directing a request to:

Michael E. McFarland

President & CEO

CFSB Bancorp, Inc.

15 Beach St.

Quincy, MA 02170

Investor.relations@colonialfed.com

The information available through CFSB’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings that CFSB makes with the Securities and Exchange Commission.

Participants in the Solicitation

CFSB and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from CFSB’s shareholders in connection with the merger. Information about CFSB’s directors and executive officers is set forth in the proxy statement for CFSB’s 2024 annual meeting of shareholders, as filed with the Securities and Exchange Commission on October 15, 2024. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

About Hometown Financial Group

Hometown Financial Group, Inc. is a $6.6 billion multibank mutual holding company headquartered in Easthampton, Massachusetts, and is the parent company of the family of banks that includes bankESB, bankHometown, North Shore Bank, and Abington Bank, a division of North Shore Bank, as well as Hometown Mortgage. Together, our banks offer a complete line of consumer and business deposit and lending products and services through 52 branch offices located throughout Massachusetts, northeastern Connecticut, and southern New Hampshire. We take advantage of the size, scale, and efficiencies of shared centralized resources to fulfill our community banking mission—providing individualized financial support, a suite of comprehensive products and services, smart banking technology, and increased lending capacity—all to ensure our customers can unlock their potential and build a successful future.

Hometown Financial and our banks are proud to be recognized nationally as a three-time USA TODAY Top Workplaces award winner and a two-time Top Workplaces Financial Services Industry award winner by Energage, a Top Places to Work award winner by The Boston Globe, and a Top Workplaces award winner by the Hartford Courant. Through our sponsorship and charitable giving program, The Giving Tree, Hometown Financial Group supports non-profit organizations and causes throughout the cities and towns our banks serve. In 2024, Hometown Financial Group banks and foundations donated more than $1.6 million and over the past decade have donated more than $11 million. For more information, visit bankHFG.com.

About CFSB Bancorp

CFSB Bancorp, Inc. is the federal mid-tier holding company of Colonial Federal Savings Bank and is the majority-owned subsidiary of 15 Beach, MHC, a federal mutual holding company. CFSB Bancorp, Inc. had total assets of $366 million at March 31, 2025. Colonial Federal Savings Bank is a federally chartered stock savings bank that has served the banking needs of its customers on the south shore of Massachusetts since 1889. It operates from three full-service offices and one limited-service office in Quincy, Holbrook and Weymouth, Massachusetts.

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